               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                     ----------------------

                            FORM 8-K


                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(d) OF THE


          SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


Date of Report (Date of Earliest Event Reported):  April 15, 1996



                  NATIONSBANK CORPORATION
- ------------------------------------------------------------------
(Exact Name of Registrant as Specified in its Charter)




   North Carolina               1-6523           56-0906609
- ------------------------      ------------   -------------------
(State of Incorporation)      (Commission    (IRS Employer
                              File Number)   Identification No.)




NationsBank Corporate Center, Charlotte, North Carolina 28255
- -------------------------------------------------------------
(Address of Principal Executive Offices)           (Zip Code)



                      (704) 386-5000
- -------------------------------------------------------------
(Registrant's Telephone Number, including Area Code)

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ITEM 5.  OTHER EVENTS.

      Release of First Quarter Earnings.  On April 15, 1996, the Registrant
      ---------------------------------
announced financial results for the first quarter of fiscal 1996, reporting operating net income of $590 million and operating earnings per common share of $1.95 before a merger-related charge. As a result of the merger-related, after-tax charge of $77 million, reported net income and earnings per common share were $513 million and $1.70, respectively, in the first quarter of fiscal 1996. Included in operating earnings for the first quarter of fiscal 1996 is a $40 million pre-tax charge recorded by NationsBank, N.A., a wholly-owned subsidiary of the Registrant, reflecting the estimated loss associated with fraudulent commercial loan transactions. This charge is reflected in noninterest expense. Total outstandings associated with the transactions approximate $61 million, and management currently anticipates that no additional charges will be incurred in connection with such transactions.

     A copy of the press release announcing the results of the Registrant's fiscal quarter ended March 31, 1996 is filed as Exhibit 99.1 to this Current Report on Form 8-K.




ITEM 7. EXHIBITS.

     The following exhibit is filed herewith:


Exhibit No.    Description of Exhibit
- -----------    ----------------------

99.1           Press Release dated April 15,
               1996 with respect to the Registrant's
               financial results for the fiscal
               quarter ended March 31, 1996.




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                                    SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                    NATIONSBANK CORPORATION



                                                    By: /s/ Marc D. Oken
                                                        ----------------
                                                    Marc D. Oken
                                                    Chief Accounting Officer




Dated:  April 16, 1996





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                                 EXHIBIT INDEX



Exhibit No.    Description of Exhibit
- -----------    ----------------------

99.1           Press Release dated April 15,
               1996 with respect to the Registrant's
               financial results for the fiscal
               quarter ended March 31, 1996.